    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1994



                                                       REGISTRATION NO. 33-54297

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                     UNITED PARCEL SERVICE OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                             ---------------------
                                   92-1732075
                      (I.R.S. Employer Identification No.)
                            55 GLENLAKE PARKWAY, NE
                             ATLANTA, GEORGIA 30328
                            TEL. NO. (404) 828-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          JOSEPH R. MODEROW, SECRETARY
                            55 GLENLAKE PARKWAY, NE
                             ATLANTA, GEORGIA 30328

                                 (404) 828-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

                          JEFFREY L. SCHULTE, ESQUIRE
                                   SUITE 2250
                               MARQUIS TWO TOWER
                       285 PEACHTREE CENTER AVENUE, N.E.
                          ATLANTA, GEORGIA 30303-1232
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED DISTRIBUTION: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                             ---------------------
     If any of the securities being registered on this Form are due to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS                      PROPOSED MAXIMUM PROPOSED MAXIMUM     AMOUNT OF
        OF SECURITIES          AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
      TO BE REGISTERED          REGISTERED       PER SHARE*     OFFERING PRICE*       FEE**
- -------------------------------------------------------------------------------------------------
Common Stock, par value $.10
  per share..................    20,000,000        $22.00        $440,000,000      $151,725.20
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------


 * Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based upon the current price per share of UPS Common Stock.

** A fee of $121,380.16 was paid previously in connection with the original filing, which reflected an amount to be registered of 16,000,000 shares.

                             ---------------------
     The registrant hereby undertakes to amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     UNITED PARCEL SERVICE OF AMERICA, INC.

                             SHARES OF COMMON STOCK

                   CROSS REFERENCE SHEET SHOWING LOCATION IN
          PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF THE FORM S-3


                REGISTRATION STATEMENT
                   ITEM AND HEADING                           CAPTION IN PROSPECTUS
      ------------------------------------------    ------------------------------------------
1.    Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus....    Facing Page of Registration Statement,
                                                    Cover Page of Prospectus; OFFERING BY
                                                      UNITED PARCEL SERVICE OF AMERICA, INC.
2.    Inside Front and Outside Back Cover Pages
      of Prospectus.............................    AVAILABLE INFORMATION; INCORPORATION OF
                                                      CERTAIN UPS AND OVERSEAS DOCUMENTS BY
                                                      REFERENCE; PERIODIC REPORTS; Half-Back
                                                      of Prospectus
3.    Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges
      (a),(c),(d)...............................    Not Applicable
      (b).......................................    THE COMPANIES
4.    Use of Proceeds...........................    THE OFFERING
5.    Determination of Offering Price...........    THE OFFERING; DESCRIPTION OF UPS COMMON
                                                      STOCK; DESCRIPTION OF OVERSEAS CAPITAL
                                                      STOCK
6.    Dilution..................................    Not Applicable
7.    Selling Security Holders..................    OFFERING BY UNITED PARCEL SERVICE OF
                                                      AMERICA, INC.; THE OFFERING
8.    Plan of Distribution......................    OFFERING BY UNITED PARCEL SERVICE OF
                                                      AMERICA, INC.; THE OFFERING
9.    Description of Securities to be
      Registered................................    DESCRIPTION OF UPS COMMON STOCK
10.   Interest of Named Experts and Counsel.....    LEGAL MATTERS CONCERNING THE UPS SHARES
11.   Material Changes..........................    Not Applicable
12.   Incorporation of Certain Information by
      Reference.................................    INCORPORATION OF CERTAIN UPS AND OVERSEAS
                                                      DOCUMENTS BY REFERENCE
13.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................    Not Applicable

PROSPECTUS


                     UNITED PARCEL SERVICE OF AMERICA, INC.



    This Prospectus relates to both a limited offer by United Parcel Service of America, Inc. ("UPS") to repurchase (the "Repurchase Offer") certain shares of UPS common stock, par value $.10 per share ("UPS Common Stock") and certain shares of capital stock of Overseas Partners Ltd. ("Overseas"), par value $.10 per share ("Overseas Capital Stock"), as described immediately below, and to a continuing offer by UPS (the "Offering") to sell to certain UPS managers and supervisors shares of UPS Common Stock and Overseas Capital Stock pursuant to the terms of the Offering set forth following the description of the Repurchase Offer. UPS has a certain contingent liability with respect to the Repurchase Offer as described below. See "LIMITED REPURCHASE OFFER -- Effect of the Unregistered Offer and Sale of the Overdistributed Shares."



                            LIMITED REPURCHASE OFFER


THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE
       ACCOMPANYING PROSPECTUS. SHAREOWNERS ARE URGED TO READ THE
       PROSPECTUS IN ITS ENTIRETY IN ORDER TO MAKE AN INDEPENDENT
             EVALUATION WITH RESPECT TO THIS LIMITED
                    REPURCHASE OFFER.


    UPS hereby extends a limited offer to repurchase shares of UPS Common Stock that shareowners purchased from UPS between November 15, 1993 and August 4, 1994 under a continuous offering by UPS to certain managerial and supervisory level employees, and shares of the Overseas Capital Stock that shareowners purchased from UPS between August 5, 1993 and August 4, 1994 under the continuous offering. The shares of UPS Common Stock and Overseas Capital Stock that are subject to this Repurchase Offer are referred to below as the "Overdistributed Shares." UPS has determined that the Overdistributed Shares may have been offered and sold without registration or an exemption from registration under the Securities Act of 1933 (the "Securities Act") and without qualification or registration under, or an exemption from, certain States' securities laws.



    This Repurchase Offer applies only to shareowners who purchased the Overdistributed Shares. Individuals receiving this Prospectus who do not hold Overdistributed Shares are eligible to purchase shares under the Offering described below and should carefully read the description of the Offering before deciding whether to purchase shares in the Offering. In addition, individuals who hold Overdistributed Shares and are eligible to participate the Repurchase Offer may also be eligible to purchase shares under the Offering if they meet the Offering's eligibility requirements. See "THE OFFERING -- Eligibility to Subscribe to Units" and "THE OFFERING -- Eligibility to Subscribe to Shares of Overseas Capital Stock."



    Any shareowner who wishes to avail himself or herself of this Repurchase Offer will receive, in exchange for and in retirement of his or her Overdistributed Shares, the subscription price the shareowner tendered to purchase the Overdistributed Shares, together with interest at the rate of six percent (6%) per annum from the date the shareowner purchased the Overdistributed Shares from UPS, less the amount of any dividends paid on the Overdistributed Shares during the time the shareowner held them. The number of Overdistributed Shares held by a particular shareowner, the date of purchase of such shares and the purchase price paid by the shareowner is indicated on the letter accompanying this Prospectus.



    The Repurchase Offer does not apply to shares of UPS Common Stock and of Overseas Capital Stock received under the UPS Managers Incentive Plan or to shares of UPS Common Stock acquired upon the exercise of stock options granted under the UPS 1986 Stock Option Plan. The Repurchase Offer is separate from, and in addition to, the rights of UPS to repurchase UPS Common Stock and Overseas Capital Stock under certain conditions and the long-standing policy of UPS to purchase a limited number of shares of UPS Common Stock and Overseas Capital Stock from time-to-time when offered by shareowners (see "THE OFFERING -- Rights of UPS to Repurchase UPS and Overseas Shares Sold in the Offering," "DESCRIPTION OF UPS COMMON STOCK," "UPS MANAGERS STOCK TRUST" and "DESCRIPTION OF OVERSEAS CAPITAL STOCK" in this Prospectus). Shareowners should note that the amount offered to be paid upon acceptance of the Repurchase Offer may be less than the amount for which shareowners can sell the Overdistributed Shares to UPS under the repurchase rights described in this Prospectus.



    Any shareowner holding Overdistributed Shares may elect to ACCEPT the Repurchase Offer or to REJECT the Repurchase Offer. Any such election must apply with respect to all of the Overdistributed Shares; shareowners may not accept or reject the Repurchase Offer in part. Every shareowner is requested to complete and return to UPS the enclosed Repurchase Request Form to indicate his or her election to accept the Repurchase Offer or to reject the Repurchase Offer. FIRST FIDELITY BANK, N.A., AS TRUSTEE WITH RESPECT TO SHARES OF UPS COMMON STOCK SUBJECT TO THE REPURCHASE OFFER AND AS CUSTODIAN OF SHARES OF OVERSEAS CAPITAL STOCK SUBJECT TO THE REPURCHASE OFFER, HAS INDICATED THAT IT WILL REJECT THE REPURCHASE OFFER ON BEHALF OF ANY SHAREOWNER WHO DOES NOT RETURN A PROPERLY COMPLETED REPURCHASE REQUEST FORM PRIOR TO THE EXPIRATION OF THE REPURCHASE OFFER.



    Shareowners who reject the Repurchase Offer will continue to have such rights of redress as permitted under the Act and its statute of limitations. See "PURPOSE OF THE REPURCHASE OFFER -- Effect of This Repurchase Offer" on page iii for a description of the legal consequences of accepting or rejecting the Repurchase Offer.



    This Repurchase Offer will expire at the close of business on September 30, 1994. Shareowners are urged to read thoroughly this Repurchase Offer and the accompanying Prospectus. Shareowners will be given the opportunity to ask questions of and receive answers from management of UPS concerning the terms and conditions of the Repurchase Offer.


NEITHER UPS NOR ITS MANAGEMENT MAKES ANY RECOMMENDATION TO THE SHAREOWNERS AS TO
      WHETHER TO ACCEPT THE REPURCHASE OFFER OR TO REJECT THE REPURCHASE
          OFFER. SHAREOWNERS MUST MAKE THEIR OWN DECISION AS TO
              WHETHER TO ACCEPT OR REJECT THE REPURCHASE
                  OFFER.


             The date of this Repurchase Offer is August 15, 1994.

PURPOSE OF THE REPURCHASE OFFER



  Federal Law



     Effective as of June 2, 1986, UPS registered with the U.S. Securities and Exchange Commission 6,000,000 shares of UPS Common Stock, and Overseas registered 6,000,000 shares of Overseas Capital Stock, for UPS to offer and sell to certain of its managerial and supervisory level employees in the continuous offering. As a result of a four-for-one stock split of UPS Common Stock in 1991, the number of shares of UPS Common Stock subject to such registration statement was increased to 24,000,000. During a recent review of records, UPS determined that all of the shares of UPS Common Stock subject to its registration statement were sold on or before November 14, 1993, and that all of the shares of Overseas' Capital Stock subject to its registration statement were sold on or before August 5, 1993, with the result that the Overdistributed Shares were not registered under the Act.



  State Blue Sky Laws



     The absence of an effective registration statement for offers and sales of the Overdistributed Shares may have resulted in sales of the Overdistributed Shares to residents of Pennsylvania in violation of the requirements of Section 201 of the of the Pennsylvania Securities Act of 1972 (the "Pennsylvania Act"). Generally, the remedies available to purchasers of the Overdistributed Shares who at the time of purchase were residents of Pennsylvania consist of a right to institute an action at law for an amount equal to the consideration paid, plus interest but reduced by the amount of any dividends paid on the Overdistributed Shares, provided that such right is asserted prior to the expiration of the applicable statute of limitations.



     UPS believes that the offer and sale of the Overdistributed Shares was exempt under the securities laws of States other than Pennsylvania. However, virtually every State provides a remedy for non-exempt or unregistrated sales of securities similar to Pennsylvania's recission remedy. Therefore, UPS currently intends to make this Repurchase Offer to all shareowners who purchased any of the Overdistributed Shares. The requirements for rescission offers such as the Repurchase Offer vary from State to State, and UPS may not be able to comply or may find it not practicable or advisable to comply with the requirements of each and every State, especially where an exemption for the prior sale existed. UPS reserves the right not to make this Repurchase Offer in any state where UPS in its sole discretion determines it is not legally possible or not practical or advisable for UPS to make this Repurchase Offer in that State.



  Effect of the Unregistered Offer and Sale of the Overdistributed Shares



     Due to the absence of an effective registration statement covering offers and sales of the Overdistributed Shares, UPS and Overseas may have incurred a contingent liability to purchasers of the Overdistributed Shares equal to the amount received from the sale of the Overdistributed Shares, plus interest but reduced by the amount of any dividends paid on the Overdistributed Shares. UPS believes that at all times relevant hereunder all material information regarding UPS and Overseas was publicly available through their respective filings under the Securities Exchange Act of 1934 and through press releases. However, in order to limit its contingent liability under the Act, UPS is undertaking this Repurchase Offer with respect to the Overdistributed Shares.



     UPS has estimated that its liability for repurchases of the Overdistributed Shares, if accepted by all offerees, would not exceed approximately $89,500,000, plus interest. UPS believes that the Repurchase Offer will be accepted by few if any shareowners, since the current price at which the Overdistributed Shares can be sold to UPS typically will be greater than the amount payable upon acceptance of the Repurchase Offer. However, if the Repurchase Offer were accepted with respect to all of the Overdistributed Shares, UPS would be able to pay the full amount from its working capital. UPS's ability to make such payment is not contingent upon it receiving proceeds from the sale of other or additional securities. UPS does not believe that any such payment would have a material effect upon its operations or financial condition.

  Effect of this Repurchase Offer



     Shareowners may ACCEPT the Repurchase Offer or REJECT the Repurchase Offer. To the extent that shareowners accept the Repurchase Offer and sell Overdistributed Shares back to UPS, the potential liability of UPS to purchasers of the Overdistributed Shares for the previous sale of the Overdistributed Shares without registration under the Pennsylvania Act will be eliminated. To the extent that shareowners reject the Repurchase Offer, any contingent liability of UPS based upon the failure of UPS to comply with State securities laws will be eliminated to the extent provided by the applicable State rescission offer statute. Although the matter is not free from doubt, UPS believes that the Overdistributed Shares owned by shareowners who reject the Repurchase Offer will be deemed to be registered under the Securities Act as a result of this Repurchase Offer. It is the position of the staff of the Securities and Exchange Commission that any liability of UPS under the Securities Act from sales of the Overdistributed Shares without registration may survive and not be barred by the Repurchase Offer. However, it is possible that a court would hold that the legal remedies available to purchasers of the Overdistributed Shares are diminished as a result of the Repurchase Offer. Although the legal principles applicable to a transaction such as the Repurchase Offer are not clear, among the possible bases for such a determination are that any such shareowners who accept the Repurchase Offer thereby will have entered into an accord and satisfaction that moots any claim for damages and that any such shareowners who reject the Repurchase Offer may have waived or be estopped from asserting their rights by failing to accept the Repurchase Offer.



PROCEDURES FOR ACCEPTING THE REPURCHASE OFFER



     Every shareowner owning Overdistributed Shares is requested to indicate on the attached Repurchase Response Form his or her election to ACCEPT the Repurchase Offer or to REJECT the Repurchase Offer, and to return the form to UPS. For a shareowner to validly accept or reject the Repurchase Offer, a properly completed Repurchase Response Form, in the form attached hereto, evidencing such election must be received by UPS prior to the expiration of the Repurchase Offer. In the absence of any response, FIRST FIDELITY BANK, N.A., AS TRUSTEE WITH RESPECT TO SHARES OF UPS COMMON STOCK SUBJECT TO THE REPURCHASE OFFER AND AS CUSTODIAN OF SHARES OF OVERSEAS CAPITAL STOCK SUBJECT TO THE REPURCHASE OFFER, HAS INDICATED THAT IT WILL REJECT THE REPURCHASE OFFER ON BEHALF OF ANY SHAREOWNER WHO DOES NOT RETURN A PROPERLY COMPLETED REPURCHASE REQUEST FORM PRIOR TO THE EXPIRATION OF THE REPURCHASE OFFER. The Repurchase Response Form may be delivered by hand or courier service or by mail. The method of delivery of all documents is at the election of the shareowner. A Repurchase Response Form will not be deemed to be delivered timely to UPS if UPS does not actually receive the Repurchase Response Form prior to the expiration of the Repurchase Offer, although UPS reserves the right in its sole discretion to accept a Repurchase Response Form subsequent to the expiration date upon showing of proper cause. A Repurchase Response Form tendered may be withdrawn by written notice to UPS but only if such notice actually is received by UPS prior to the expiration of the Repurchase Offer.



PAYMENT OF REPURCHASE PRICE



     UPS will pay the repurchase price for any Overdistributed Shares as to which it receives a properly completed Repurchase Response Form that indicates an election to accept the Repurchase Offer and that has not been withdrawn prior to the expiration of the Repurchase Offer. Any such payment will be made upon UPS's acceptance of the Repurchase Request Form, which UPS anticipates will occur on October 15, 1994. Any payment made with respect to Overdistributed Shares that are validly pledged or hypothecated will be paid to the financial institution to which such shares are pledged. At the time of payment for any Overdistributed Shares, the shares of UPS Common Stock held on behalf of the shareowner under the UPS Managers Stock Trust and the shares of Overseas Capital Stock held on behalf of the shareowner by First Fidelity Bank of N.A., as Custodian, that are subject to the Repurchase Offer will be returned to UPS for retirement.

FEDERAL INCOME TAX CONSEQUENCES OF THE REPURCHASE OFFER



     The following are general tax consequences of acceptance of the Repurchase Offer. We strongly urge shareowners to contact their tax advisors to determine their respective tax consequences.



     Generally, the sale of a security can result in a gain or loss measured by a comparison of the purchase price to the sales price. The difference between a shareowner's purchase price (i.e., tax basis) and the sales price yields a realized gain or loss. A capital gain or loss results if the security sold is a capital asset as defined in Internal Revenue Code Section 1221. The long or short term character of the gain or loss is dependent upon the length of time the stock was held. Shareowners accepting the Repurchase Offer will determine their gain or loss, if any, by a comparison of the proceeds received under the Repurchase Offer to the tax basis of the stock. Any resulting gain or loss should be recognized by the shareowner for tax purposes. Interest to be received by shareowners under the terms of the Repurchase Offer should be treated as ordinary income to the shareowner; however, such characterization as ordinary income cannot be determined with certainty unless a request for a private letter ruling is sought by the shareowners from the Internal Revenue Service.

                                  Offering by


                     UNITED PARCEL SERVICE OF AMERICA, INC.
                             ---------------------


     This Prospectus also relates to a continuing offer subject to the terms herein (the "Offering"), by United Parcel Service of America, Inc. ("UPS") to sell (i) to eligible UPS managers and supervisors shares of the common stock of UPS, par value $.10 per share ("UPS Common Stock"), and shares of the capital stock of Overseas Partners Ltd. ("Overseas"), par value $.10 per share ("Overseas Capital Stock") in units composed of one UPS share and one-fourth of an Overseas share, and (ii) to participants in any of UPS's stock option plans, which currently consist of the 1986 Stock Option Plan, as amended (the "1986 Plan") and the 1991 Stock Option Plan, as amended and restated (the "1991 Plan") (the "Stock Option Plans") shares of Overseas Capital Stock. No fractional units or fractional Overseas shares are being offered, or will be sold, hereby. Subscriptions will be adjusted, as provided herein, to prevent the sale of fractional shares of Overseas Capital Stock. See "THE OFFERING -- How to Subscribe to Units;" and "THE OFFERING -- How to Subscribe to Overseas Capital Stock."


     The Offering commenced in 1994 and will continue for an indefinite period, subject to the right of UPS to withdraw it at any time. See "THE
OFFERING -- Term of the Offering." All UPS and Overseas shares being offered are shares which UPS has purchased, or anticipates being able to purchase, from shareowners of UPS and Overseas and are being offered for the account of UPS. See "THE OFFERING -- Reasons for the Offering."

     The offering price of each unit (the "Unit Price") will equal the sum of the Current Price of a UPS share plus one-fourth of the Current Price of an Overseas share at the time a subscription for units is accepted by UPS. The Unit Price will change from time to time, to reflect any change in the Current Price of either shares of UPS Common Stock or shares of Overseas Capital Stock. The offering price of each share of Overseas Capital Stock purchased separately will equal the Current Price of an Overseas share at the time a subscription for separate shares of Overseas Capital Stock is accepted by UPS. As used in this Prospectus, the Current Price of a share of UPS Common Stock at any time means the price at which the Board of Directors of UPS has most recently authorized UPS to purchase UPS shares from shareowners, and the Current Price of a share of Overseas Capital Stock at any time means the book value per share of Overseas Capital Stock as determined from Overseas' most recent audited balance sheet as reported in Overseas' most recently published Annual Report mailed to its shareowners or otherwise generally made available to Overseas' shareowners. The Current Price of UPS shares is reviewed, and may be changed, by the Board of Directors at meetings held in each calendar quarter. The Current Price of UPS shares is communicated in letters by UPS to its shareowners following each quarterly meeting of the Board, and the book value of Overseas shares generally is communicated to Overseas shareowners in a letter issued in January. Offerees who wish to purchase units and Overseas Capital Stock, if eligible, at any time should refer to these sources to determine the Current Prices when they subscribe to units. See "THE OFFERING -- How to Calculate the Unit Price;" and "THE OFFERING -- How to Calculate the Price of Overseas Capital Stock."

     All UPS shares offered pursuant to this Prospectus will be acquired by the purchaser for deposit under the UPS Managers Stock Trust. UPS will have the right to repurchase both the UPS and the Overseas shares being offered following the purchaser's death, retirement or other termination of employment with UPS, or an attempted sale or transfer for value of the shares. See "THE
OFFERING -- Rights of UPS to Repurchase UPS and Overseas Shares Sold in the Offering."

     A subscriber may elect to pay the Unit Price to which he or she has subscribed by check or money order or by authorizing UPS to deduct the Unit Price from future salary payments. An eligible manager or supervisor may subscribe to the purchase of not less than 20 nor more than 5,000 units annually by delivering to UPS a fully executed Cash Subscription Agreement in the form accompanying this Prospectus, together with a bank cashier's or personal check or money order for the Unit Price at the date of transmittal of the request. Subject to certain legal restrictions in some states, an eligible manager or supervisor who authorizes the UPS subsidiary employing him or her to deduct the Unit Price from his or her salary payments, may, at any time, subscribe to units by delivering to UPS an appropriately completed and fully executed Subscription Agreement and Payroll Deduction Authorization in the form accompanying this Prospectus. See "THE OFFERING -- How to Subscribe to Units." A subscriber may pay the subscription price for the Overseas Capital Stock subscribed to separately only by check or money order. See "THE OFFERING -- How to Subscribe to Shares of Overseas Capital Stock." An eligible individual may subscribe, during a specified period, to purchase a limited number of shares of Overseas Capital Stock based upon the number of shares of UPS Common Stock received upon exercise of his or her options as described further herein. See "THE
OFFERING -- How to Subscribe to Shares of Overseas Capital Stock." All subscriptions will be subject to the terms and conditions discussed herein and no subscription will become binding upon UPS until it has been accepted by UPS. See "THE OFFERING -- Acceptance of Subscriptions by UPS." All sales will be made at the Unit Price and the Current Price of Overseas Capital Stock at the time of acceptance. See "THE OFFERING -- Effects of Changes in Current Prices or Dividends on Unaccepted Subscriptions." For further information concerning prices, subscriptions and their acceptance or rejection, see the following subsections of "THE OFFERING" herein: "Provisions of the Subscription Agreements for Units;" "Provisions of the Overseas Subscription Agreement;" "Normal Processing and Acceptance of Subscriptions;" "Delayed Acceptance of Subscriptions;" and "Rejection of Subscriptions."

     The Offering of units is being made to UPS managers and supervisors who have received or will receive awards under the UPS Managers Incentive Plan for distribution in the calendar year in which a subscription for units is received by UPS, and who, at the date their respective subscriptions are accepted, are actively employed as UPS managers or supervisors and beneficially own capital stock of both UPS and Overseas. The Offering of shares of Overseas Capital Stock is being made to participants in the Stock Option Plans who have exercised options to acquire UPS Common Stock in the calendar year in which the subscription for Overseas Capital Stock is received by UPS. See "THE
OFFERING -- Eligibility to Subscribe to Units;" and "Eligibility to Subscribe to Shares of Overseas Capital Stock." UPS may limit aggregate subscriptions by any eligible participant to certain maximums described herein in any calendar year, and it generally anticipates imposing those limitations.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES OR
    INSURANCE COMMISSION OF ANY STATE OR OTHER JURISDICTION NOR HAS ANY
       SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                 PROSPECTUS.
                            ---------------------

United Parcel Service of America, Inc.

       August 15, 1994


Overseas Partners Ltd.
       August 15, 1994

                             AVAILABLE INFORMATION

     UPS and Overseas are each subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

        INCORPORATION OF CERTAIN UPS AND OVERSEAS DOCUMENTS BY REFERENCE

     The following documents filed by UPS with the Commission are incorporated herein by reference:

          (1) The Annual Report on Form 10-K of UPS for the year ended December 31, 1993;

          (2) The Description of Securities contained in Item 14 of the Form 10 of UPS dated April 1970, as updated by Item 5 of the Form 10-K of UPS for the year ended December 31, 1993;

          (3) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by UPS since the end of the year covered by its Annual Report referred to in (1) above.

     The following documents filed by Overseas with the Commission are incorporated herein by reference:

          (1) The Annual Report on Form 10-K of Overseas for the year ended December 31, 1993;

          (2) The Description of Securities contained in Item 11 of the Form 10 of Overseas dated January 31, 1984, as amended and restated by the Form 8 of Overseas dated April 18, 1984 and as updated by Item 5 of the Form 10-K for the year ended December 31, 1993;


          (3) The Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994, the Current Report on Form 8-K dated January 12, 1994 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Overseas since the end of the year covered by its Annual Report referred to in (1) above.


     All documents filed by UPS and Overseas pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of UPS and Overseas shares shall, to the extent required by law, be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UPS and Overseas will each, upon written or oral request provide without charge to any person to whom this Prospectus is delivered a copy of any and all of the information relating to it which has been incorporated by reference in this Prospectus, other than exhibits to such information if such exhibits are not themselves incorporated by reference in such information. For UPS information such request should be directed to: Secretary, United Parcel Service of America, Inc., 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, (404) 828-6000. For Overseas information, such request should be directed to:
Secretary, Overseas Partners Ltd., Craig Appin House, Wesley Street, Hamilton 5, Bermuda, (809) 295-0788.

     Overseas is a Bermuda corporation with offices in Hamilton, Bermuda, and certain of its directors are residents of Bermuda. A substantial portion of Overseas' assets and all or substantially all of the assets of these directors are located outside the United States. Accordingly, it may be difficult for shareowners of Overseas to effect service of process upon Overseas or such persons within the United States and to enforce against them any judgments based upon the civil liability provisions of the Securities Act of 1933 or the Exchange Act (collectively, the "Federal securities laws") which may be obtained in courts in the United States. Overseas has been advised by its counsel, Conyers, Dill & Pearman of Hamilton, Bermuda, that there is substantial doubt that courts in Bermuda would (i) enforce judgments based upon the civil liability provisions of the Federal securities laws obtained from courts in the United States against Overseas or any such directors or (ii) entertain original actions based upon such provisions against Overseas or any of such directors.

                                 THE COMPANIES

UPS

     UPS, a Delaware corporation, through subsidiaries, provides specialized transportation services primarily through the delivery of packages. Service is offered throughout the United States and in more than 185 other countries and territories throughout the world. In terms of revenue, UPS is the largest package delivery company in the world.

     With minor exceptions, UPS Common Stock is owned by or held for the benefit of managers and supervisors actively employed by UPS or their families; or by former employees, their estates or heirs; or by charitable foundations established by UPS founders and their family members; or by other charitable organizations which have acquired their stock by donations from such shareowners or by UPS itself.

     The Common Stock of UPS is not traded on a national securities exchange or in the organized over-the-counter market. UPS has been the principal purchaser of shares of UPS Common Stock through exercise of preferential and other rights to purchase such shares and through offers to purchase shares from shareowners as more fully described herein under "DESCRIPTION OF UPS COMMON STOCK," and "UPS MANAGERS STOCK TRUST."

     The executive offices of UPS are at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, and its telephone number is (404) 828-6000.

OVERSEAS

     Overseas and its wholly-owned subsidiaries are engaged in property, casualty and life reinsurance and hotel and leasing operations. Its major source of business is reinsuring shippers' insurance issued by United States-based insurance companies covering loss or damage to shippers' packages carried by subsidiaries of UPS. Overseas, through its United States-based leasing subsidiary, is involved in hotel and leasing operations.

     Overseas expects to continue to examine other areas of reinsurance and other opportunities to expand its leasing operations. However, Overseas believes that package reinsurance will continue to be a significant part of its business. There can be no assurance that UPS or its subsidiaries will continue to utilize the insurance arrangements for which Overseas provides reinsurance.

     Overseas was incorporated under Bermuda law in 1983 as a wholly-owned subsidiary of UPS. On December 31, 1983, ownership of Overseas was distributed when UPS paid a special dividend to UPS shareowners of one share of Overseas Capital Stock for each share of UPS Common Stock then outstanding, resulting in the distribution of approximately 97% of the outstanding Capital Stock of Overseas to owners of shares of UPS Common Stock. Overseas commenced business on January 1, 1984.

     Overseas Capital Stock is not traded on a securities exchange or in the organized over-the-counter market. UPS has rights under Overseas' Bye-Laws to purchase Overseas Capital Stock upon attempted sales and in certain other circumstances, at a price no greater than the book value per share of Overseas Capital Stock as reported in its most recently published Annual Report to Shareowners or otherwise generally made available to Overseas' shareowners, as more fully described herein under "DESCRIPTION OF OVERSEAS CAPITAL STOCK."

     Overseas' address is Craig Appin House, Wesley Street, Hamilton 5, Bermuda, and its telephone number is (809) 295-0788.

                                PERIODIC REPORTS

     UPS and Overseas each prepare and distribute an annual report containing audited financial statements to their respective shareowners. UPS prepares and distributes quarterly letters to its shareowners discussing developments in UPS's business and earnings and informing shareowners of the Current Price of a share of UPS Common Stock. Overseas prepares and distributes to its shareowners quarterly reports containing financial data for the first three quarters of each fiscal year. All currency amounts contained in the reports prepared by Overseas are transacted and expressed in United States dollars.

                         POTENTIAL CONFLICT OF INTEREST

     The officers and directors of Overseas, other than the directors resident in Bermuda, are also directors, officers or employees of UPS and shareowners of both companies. The chief executive officer and chief operating officer of Overseas are not executive officers of UPS. In considering which risks related to UPS' business to reinsure, or which leasing or other arrangements to enter into with UPS, the directors and officers of Overseas who are also directors, officers and shareowners of UPS must consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. Overseas does not have any formal conflict resolution procedures. Nevertheless, in connection with the reinsurance by Overseas of risks related to the business of shippers' reinsurance, Overseas does not believe that there is any basis to question the rate charged by the primary insurers reinsured by Overseas, which rates are competitive with those charged to shippers utilizing other carriers. Additionally, in connection with major transactions in which UPS and Overseas have been involved, primarily leasing transactions, Overseas has generally obtained fairness or valuation opinions from one or more leading investment banking firms or other organizations with significant expertise in the evaluation of the interests involved.

                                  THE OFFERING

     The information below describes the terms of this Offering and discusses the methods by which eligible participants may subscribe to the units and to shares of Overseas Capital Stock.

REASONS FOR THE OFFERING.

     UPS believes that its success over the years has derived in large measure from its policy of seeking to maintain ownership of its Common Stock in the hands of its active managers and supervisors. To further this objective, UPS has long maintained the UPS Managers Incentive Plan (the "Incentive Plan"), under which managers and supervisors have received annual incentive awards of UPS Common Stock, and has more recently adopted the Stock Option Plans. It has also provided other arrangements over the years that have enabled managers and supervisors to purchase shares of UPS Common Stock.

     UPS offers shares of Overseas Capital Stock to further its policy of encouraging ownership of Overseas Capital Stock largely by UPS shareowners. Since 1984 UPS has provided shares of UPS Common Stock and Overseas Capital Stock to its active managers and supervisors under the Incentive Plan. Prior to the effectiveness of a four-for-one stock split in the Common Stock of UPS, effective on September 6, 1991, such shares were provided on a one-to-one basis under the Incentive Plan. It is UPS's present intention to provide shares of UPS Common Stock and Overseas Capital Stock under the Incentive Plan on a four-to-one basis.

     In recent years, UPS has been able to purchase from several sources, including through the exercise of its rights of purchase under the UPS Managers Stock Trust (the "Stock Trust") and Overseas' Bye-Laws, more shares of UPS Common Stock and Overseas Capital Stock than it requires for its corporate purposes. UPS anticipates that this situation will continue in the future. Accordingly, since June 1986, UPS has made shares of UPS Common Stock and Overseas Capital Stock available for purchase by eligible managers and supervisors. Such shares are available to eligible managers and supervisors in units consisting of one share of UPS Common Stock and one-fourth of a share of Overseas Capital Stock under the terms of this Offering.

     Prior to the amendments to the 1991 Plan on May 15, 1992 and the 1986 Plan on October 30, 1992, UPS had provided shares of UPS Common Stock and Overseas Capital Stock to participants in each Plan upon repurchasing the Book Value Shares received upon exercise of the options. Amendments to the Plans in 1992 eliminated the concept of Book Value Shares and made the options issued under the Plans exercisable solely for UPS Common Stock. In order to permit participants in the Plans to continue to acquire Overseas Capital Stock, UPS decided in 1993 to allow such participants to purchase through the Offering, during a specified period, a limited number of shares of Overseas Capital Stock based upon the number of UPS shares received upon exercise of their options as described further herein. See "How to Subscribe to Shares of Overseas Capital Stock." However, no fractional shares of Overseas Common Stock will be sold hereunder. Subscriptions will be adjusted, as provided herein, to prevent the sale of fractional Overseas shares. See "How to Subscribe to Units;" and "How to Subscribe to Overseas Capital Stock."

TERM OF THE OFFERING.

     UPS expects to continue the Offering for an indefinite period, subject only to continued availability of shares of UPS Common Stock and Overseas Capital Stock in excess of the number of shares needed to meet anticipated corporate needs, including awards under the Incentive and Stock Option Plans. While UPS's long range needs for shares are difficult to predict and depend upon a number of factors, including future growth in UPS's business and earnings and the level of the Current Prices of UPS shares and Overseas shares in relation to earnings, UPS plans to continue the Offering and anticipates that it will be able to fill subscriptions on a relatively prompt basis over the near term.


     In the registration statements to which this Prospectus relates, there were registered a total of 20,000,000 shares of UPS Common Stock and 6,500,000 shares of Overseas Capital Stock, subject to adjustments to reflect stock splits, stock dividends or similar events, for sale in the Offering. UPS considers the total number of registered shares to be adequate to meet anticipated subscriptions for shares for a period of two years from the date of this Prospectus. UPS may seek to cause additional shares to be registered for sale as the need arises in the future.


PROCEEDS FROM SALES BY UPS.

     The funds derived from the sale of shares of UPS Common Stock and Overseas Capital Stock offered hereby will be added to UPS's cash and used for the general purposes of UPS's business. No portion of the proceeds will go to Overseas.

     Any gain or loss realized on the sale of shares of UPS Common Stock offered hereby, represented by the difference between the prices paid by UPS for the shares and the prices at which the shares are sold, will be treated as an addition to or reduction of paid-in-capital of UPS. Any such gain or loss on the sale of shares of Overseas Capital Stock offered hereby will be treated as earnings or losses by UPS.

ELIGIBILITY TO SUBSCRIBE TO UNITS.

     The Offering of units is made, subject to the terms discussed below, to UPS managers and supervisors who have received awards under the Incentive Plan for distribution in the calendar year in which the subscription is received by UPS, and who at the date their respective subscriptions are accepted by UPS, are actively employed as UPS managers or supervisors and beneficially own shares of both UPS Common Stock and Overseas Capital Stock ("eligible employees"). Eligible employees may subscribe to units only for their own account and not for the account of any other person.

HOW TO SUBSCRIBE TO UNITS.

     An eligible employee may subscribe to and pay for units in two ways: by cash subscription or by payroll deduction subscription. The election to subscribe to units by one of these methods is not exclusive and does not preclude an employee from subscribing to additional units by the other method at any time, subject only to the annual aggregate purchase limitation of 5,000 units which UPS may impose.

     Cash Subscription. An eligible employee may subscribe to the purchase of not less than 20 nor more than 5,000 units annually by delivering to UPS a fully executed subscription agreement in the form accompanying this Prospectus (the "Cash Subscription Agreement"), together with a bank cashier's or personal check or money order payable to "United Parcel Service of America, Inc." for the aggregate Unit Price of the units subscribed to and the cost of any additional fractional Overseas shares at the date of transmittal of the request. For information regarding the calculation of the Unit Price, see "How to Calculate the Unit Price" below.

     If an eligible employee submitting a Cash Subscription Agreement seeks to purchase a number of units not evenly divisible by four, resulting in a subscription for a fractional number of shares of Overseas Capital Stock, the subscription so submitted will be deemed to include, and the subscriber shall deliver an additional payment in respect of, the additional fractional share of Overseas Capital Stock needed to yield a whole share of Overseas Capital Stock. This will increase the number of Overseas shares being purchased to the next greater whole number. The additional payment necessary may be calculated by dividing the number of units subscribed to by four, subtracting the quotient from the next greater whole number and multiplying the remainder by the Current Price of a share of Overseas Capital Stock. If the subscriber fails to remit such additional amount, UPS may, as its option, (i) reject the subscription in full; (ii) notify the subscriber and allow him or her the opportunity to remit the additional amount; or (iii) fulfill the subscription for the purchase of the whole number of shares of Overseas Capital Stock included in the units and for which payment has been received, and refund any excess monies to the subscriber.

     Payroll Deduction Subscription. An eligible employee, subject to certain legal restrictions in some states, may also elect, pursuant to the Payroll Deduction Stock Purchase Plan (the "Payroll Deduction Plan"), to pay the Unit Price of units subscribed to by means of deductions from such employee's salary. Managers and supervisors who elect to participate in the Payroll Deduction Plan may, at any time, subscribe to a fixed number of units, not less than three and in multiples of three units, in each quarter, on a continuing basis, by delivering to UPS an appropriately completed and fully executed subscription agreement in the form accompanying this Prospectus (the "Subscription Agreement and Payroll Deduction Authorization"). The purchase of units subscribed to pursuant to a Subscription Agreement and Payroll Deduction Authorization which authorizes monthly or semi-monthly deductions from the eligible employee's salary will be effected quarterly. The dates on which the purchases will be made for each quarterly period are as follows:

                                                                       PURCHASE
          PERIOD DURING WHICH SALARY DEDUCTIONS MADE                   DATE
          ---------------------------------------------------------    ------------
          December - February......................................    February 15
          March - May..............................................    May 15
          June - August............................................    August 15
          September - November.....................................    November 15

     If the date on which a purchase is to be effected is a Saturday, Sunday or legal holiday, the purchase will be effected on the next succeeding business day. The periods during which salary deductions are made are referred to herein as "Quarterly Purchase Periods" and the dates on which purchases are effected referred to as "Quarterly Purchase Dates." An eligible employee who begins to participate in the Payroll Deduction Plan after the commencement of a Quarterly Purchase Period will purchase, in such first period of participation, the number of whole units determined by multiplying the number of units to which he or she subscribes to in a full Quarterly Purchase Period by a fraction, the numerator of which is the number of months of participation in such initial Quarterly Purchase Period and the denominator of which is three.

     If an eligible employee submitting a Subscription Agreement and Payroll Deduction Authorization subscribes in any Quarterly Purchase Period to a number of units that is not evenly divisible by four, resulting in a subscription for a fractional number of shares of Overseas Capital Stock during such Quarterly Purchase Period, then, except as described below, on the Purchase Date relating to that Quarterly Purchase Period, the subscriber will purchase, in addition to the number of shares of UPS Common Stock subscribed to for such

Quarterly Purchase Period, that number of whole shares of Overseas Capital Stock, if any, the full cost of which was deducted from such employee's salary payments during such Quarterly Purchase Period. Any amounts deducted from a subscriber's salary payments during any such period on account of the subscription to a fractional Overseas share will be carried forward into the next Quarterly Purchase Period and, together with any amounts to be deducted on account of the subscription to Overseas shares during such later Quarterly Purchase Period, will be applied to the purchase of that number of whole shares of Overseas Capital Stock the whole cost of which has or will be deducted from such employee's salary during or prior to such Quarterly Purchase Period.

     Additionally, during November of each year, or, if an employee has made a timely election to withdraw from participation in the Payroll Deduction Plan and has not timely elected to have all amounts previously deducted from his or her salary payments refunded to him or her, in the last month of such employee's participation in the Payroll Deduction Plan, an upward adjustment in the amount of deductions from the subscriber's salary payments may be effected to permit the purchase of such fraction of an Overseas share as may be necessary to result in the purchase of one additional whole Overseas share (an "Additional Overseas Share"). Such an adjustment will be made if the amount available for the purchase of shares of Overseas Capital Stock on the applicable Purchase Date exceeds the amount necessary to purchase a whole number of Overseas shares. The amount of the adjustment will be that amount which, together with any such excess amount, equals the Current Price of one share of Overseas Capital Stock.

     Eligible employees who elect to participate in the Payroll Deduction Plan may also subscribe to any number of units, subject to an overall annual limit of 5,000 that UPS may impose, the Unit Price of which will be paid through deductions from such employee's "one-half month" salary payment, if any, received in December of each year. If an eligible employee subscribing to units, the Unit Price of which is to be paid through deductions from the one-half month salary payment, subscribes to the purchase of a number of units not evenly divisible by four, resulting in a subscription for a fractional number of Overseas shares, the subscription shall include an Additional Overseas Share, and the amount deducted from such employee's one-half month salary payment will be increased by an amount equal to the Current Price of one share of Overseas Capital Stock multiplied by the fraction of an Overseas share necessary to be purchased in order to result in the purchase of such Additional Overseas Share.

     The purchase of units to be paid for by deductions from the one-half month salary payment will be effected on December 15, or, if such date is a Saturday, Sunday or legal holiday, the next succeeding business day (the "December 15 Purchase Date," together with the Quarterly Purchase Dates, "Purchase Dates"). Subscriptions for units to be paid for through deductions from the one-half month salary payment are not continuing and must be renewed annually.

     Notwithstanding the deduction of any amount from salary payments in respect of a subscription to units, a subscriber will not be the beneficial owner of any shares of UPS Common Stock or Overseas Capital Stock offered hereby, and will have no rights with respect to any such shares, until the subscription for such shares has been accepted. See "Acceptance of Subscriptions by UPS."

     The Subscription Agreement and Payroll Deduction Authorization authorizes UPS to deduct from such employee's monthly or semi-monthly salary payments and/or one-half month salary payment, the Unit Price of the units subscribed to, plus the amount, if any, of the adjustments described above necessary to permit the purchase of Additional Overseas Shares, and to pay such amounts to UPS's account in payment of the Unit Price of the units subscribed to, including the additional cost of any Additional Overseas Shares, until such authorization is altered or revoked in writing. Employees who receive semi-monthly salary payments will have one-half of the monthly deduction in payment for the number of units to which he or she has subscribed deducted from each semi-monthly salary payment. The amount of any adjustment necessary to permit the purchase of any Additional Overseas Shares will be deducted from the monthly or semi-monthly payments to be received in the month in which such adjustment is made. All amounts deducted from salary payments will be paid to the account of UPS upon the effectuation of the purchase of units on the applicable Purchase Date. All amounts which are deducted prior to the Purchase Date will be held with UPS's general corporate funds pending the application of such funds to the purchase of units and any Additional Overseas Shares, without interest to the subscriber.

     Each Quarterly Purchase Date will precede the date on which an employee receives the final salary payment from which deductions for the payment of the aggregate Unit Price and the additional cost of any Additional Overseas Shares purchased on that quarter's Purchase Date is to be made. The balance of the aggregate Unit Price and the additional cost of any Additional Overseas Shares acquired on a Quarterly Purchase Date will be advanced by UPS, without interest, to the subscribing employee. Therefore, on the first day of the month in which a Quarterly Purchase Date occurs, an employee's authorization of salary deductions in the Quarterly Purchase Period becomes irrevocable. Any amounts which cannot for any reason be deducted from the final salary payments in such Quarterly Purchase Period may be deducted from any subsequent salary payment, offset against any other monies owing to such employee from UPS, and otherwise remains, until collected, an obligation of the employee upon which he or she remains personally liable.

     UPS may limit aggregate subscriptions by any eligible employee to a maximum of 5,000 units in any calendar year, and it generally anticipates imposing the limitation.

     How to Calculate the Number of UPS and Overseas Shares Purchased Annually Under Payroll Deduction Plan. The total number of shares of UPS Common Stock which an eligible employee subscribing to the quarterly purchase of units pursuant to the Payroll Deduction Plan will purchase during each twelve month period ending November 30 will equal the number of units subscribed to on a quarterly basis multiplied by a fraction the numerator of which is the number of months of such employee's participation in the Payroll Deduction Plan during such twelve month period, and the denominator of which is three. The total number of shares of Overseas Capital Stock included in the units, which such employee will purchase during the same period, will equal the number of units subscribed to on a quarterly basis multiplied by a fraction the numerator of which is the number of months of such employee's participation in the Payroll Deduction Plan during such twelve month period, and the denominator of which is twelve, rounded upward to the next greater whole number if such calculation does not result in a whole number.

     The number of shares of UPS Common Stock which an eligible employee will purchase pursuant to a subscription for units to be paid for through deductions from such employee's one-half month salary payment will be equal to the number of units subscribed to. The number of shares of Overseas Capital Stock which such an employee will purchase pursuant to a subscription to units will equal the number of units subscribed to divided by four, rounded up to the next greater whole number if such calculation does not result in a whole number.

PROVISIONS OF THE SUBSCRIPTION AGREEMENTS FOR UNITS.

     Each eligible employee who wishes to subscribe to units must sign the appropriate subscription agreement in order to evidence his or her agreement to purchase units, to facilitate recordkeeping with respect to the Offering and to evidence his or her agreement to certain terms on which UPS's willingness to accept his or her subscription is conditioned. Agreements of the subscriber in each of the subscription agreements, to which each subscriber is referred and which each subscriber should read in full, include the following:

          1. An agreement that all UPS shares purchased by the subscriber will be deposited in the Stock Trust and an authorization to UPS to deliver the certificates for those shares to First Fidelity Bank, N.A., Newark, N.J. ("Fidelity") as Trustee of that trust. The purpose and effects of the Stock Trust are described under "UPS MANAGERS STOCK TRUST" in this Prospectus.

          2. An authorization to UPS to deliver certificates for the Overseas shares to Fidelity, as Custodian for the subscriber, in lieu of physical delivery of the certificates to the subscriber.

          3. An agreement granting UPS the right to purchase the Overseas shares subscribed to following the retirement, death or other termination of the employment of the subscriber with UPS. This agreement provides UPS with purchase rights which are in addition to UPS's rights of purchase arising out of the Bye-Laws of Overseas, all as described more fully herein under "Rights of UPS to Repurchase UPS and Overseas Shares Sold in the Offering" in this section of the Prospectus.

     In addition, the Subscription Agreement and Payroll Deduction Authorization includes a provision authorizing UPS to deduct from the subscriber's monthly or semi-monthly salary payments during each Quarterly Purchase Period or one-half month salary payment, an amount equal to the Unit Price of the units subscribed to in each quarter or from the one-half month salary payment, as the case may be, plus the cost of any Additional Overseas Shares, and to pay such amount to UPS' account in payment of the Unit Price of the units subscribed to for such Quarterly Purchase Period or from the one-half month salary payment, including the cost of any Additional Overseas Shares. The Subscription Agreement and Payroll Deduction Authorization also provides that any amounts relating to a completed sale of units which cannot be deducted from salary payments received by a subscriber after the date of such sale may be deducted from any other monies owing to the subscriber from UPS and, until collected, otherwise remains an obligation upon which the subscriber is personally liable.

HOW TO CALCULATE THE UNIT PRICE.

     The Unit Price equals the sum of the Current Price of a UPS share and one-fourth of the Current Price of an Overseas share at the time UPS accepts a subscription. See "Acceptance of Subscriptions by UPS." The Unit Price will change from time to time, to reflect changes in the Current Price of either UPS shares or Overseas shares. Thus it will be necessary for each eligible employee at the time he or she submits a Cash Subscription Agreement to calculate the amount to be paid to UPS by determining separately the Current Price of a share of UPS Common Stock and the Current Price of a share of Overseas Capital Stock, multiplying by one-fourth the Current Price of a share of Overseas Capital Stock, adding the product to the Current Price of a share of UPS Common Stock and multiplying such sum by the number of units to which he or she has subscribed. Additionally, if the number of units subscribed to is not evenly divisible by four, such subscribers must also remit the amount, calculated in the manner set forth above under "How to Subscribe to Units -- Cash Subscription," necessary to purchase the next greater whole number of Overseas shares. Salary deductions will be adjusted automatically so that the total amount deducted during a Quarterly Purchase Period from the salary payments of an eligible employee participating in the Payroll Deduction Plan equals the Unit Price of a unit on the applicable Purchase Date multiplied by the number of units subscribed to for such Purchase Date plus, where applicable, the cost of any Additional Overseas Shares. See "Effects of Changes in Current Prices or Dividends on Unaccepted Subscriptions."

     The Current Price of a share of UPS Common Stock at any time means the price at which the Board of Directors of UPS has most recently authorized UPS to purchase UPS shares from shareowners. The Current Price of UPS Common Stock is reviewed, and may be changed, by the Board of Directors at meetings held in each calendar quarter. The Current Price of a UPS share can be determined by referring to the letter (the "UPS Shareowners Letter") which UPS has sent to its shareowners following the most recent quarterly meeting of the UPS Board of Directors.

     The Current Price of a share of Overseas Capital Stock at any time means the book value per share of such stock, determined from Overseas' audited balance sheet as reported in its most recently published Annual Report to Shareowners and mailed to its shareowners or otherwise generally made available. The Current Price of Overseas Capital Stock is subject to change each year with the publication of Overseas' Annual Report to Shareowners for the preceding year. The Current Price of an Overseas share can be determined by referring to Overseas' audited financial statements contained in its most recently published Annual Report to Shareowners or the letter setting forth the Current Price which is generally sent to Overseas shareowners in January of each year.

ELIGIBILITY TO SUBSCRIBE TO SHARES OF OVERSEAS CAPITAL STOCK.

     The Offering of shares of Overseas Capital Stock is made, subject to the terms discussed below, to participants in the Stock Option Plans who have exercised options for UPS Common Stock in the calendar year in which the subscription is received by UPS ("eligible participants"). Eligible participants may subscribe to shares of Overseas Common Stock only for their own account and not for the account of any other person. The only way to subscribe to shares of Overseas Common Stock is by cash subscriptions.

HOW TO SUBSCRIBE TO SHARES OF OVERSEAS CAPITAL STOCK.

     In general an eligible participant may subscribe, during a specified period, to purchase a number of shares of Overseas Capital Stock equal to one-fourth of the number of Net Shares of UPS Common Stock (as defined below) received upon exercise of options in the calendar year ("Option Exercise Year") in which the subscription is received by UPS. If this calculation results in a number of shares including a fractional share, the amount will be rounded up to the next whole share. In the case of cash exercises of options, Net Shares means the number of shares of UPS Common Stock received upon exercise. In the case of exercises of options using previously owned shares, Net Shares means the number of shares of UPS Common Stock received upon exercise of options reduced by the number of shares of UPS Common Stock used to exercise the options.

     The subscription period for the shares of Overseas Capital Stock shall be from May 15 to July 15 of an Option Exercise Year (the "Subscription Period"). UPS will notify eligible participants by letter of the maximum number of shares of Overseas Capital Stock to which they may subscribe prior to May 15 of such Option Exercise Year. A cash subscription agreement shall accompany each letter. The eligible participant may, at any time during the Subscription Period, subscribe to any number of shares of Overseas Capital Stock up to the maximum amount stated in the letter by delivery to UPS of the fully executed subscription agreement in the form accompanying this Prospectus (the "Overseas Subscription Agreement"). The Current Price of the shares may be paid only in cash, and thus, a bank cashier's or personal check or money order payable to "United Parcel Service of America, Inc." must accompany the Overseas Subscription Agreement. No subscription for fractional shares will be accepted.

PROVISIONS OF THE OVERSEAS SUBSCRIPTION AGREEMENT.

     An eligible participant who wishes to subscribe to separate shares of Overseas Capital Stock must sign the appropriate subscription agreement in order to evidence his or her agreement to purchase the shares, to facilitate recordkeeping with respect to the Offering and to evidence his or her agreement to certain terms on which UPS's willingness to accept his or her subscription is conditioned. Agreements of the subscriber in the Overseas Subscription Agreement, to which subscriber is referred and which each subscriber should read in full, include the following:

          1. An authorization to UPS to deliver certificates for the Overseas shares to Fidelity, as Custodian for the subscriber, in lieu of physical delivery of the certificates to the subscriber.

          2. An agreement granting UPS the right to purchase the Overseas shares subscribed to following the retirement, death or other termination of the employment of the subscriber with UPS. This agreement provides UPS with purchase rights which are in addition to UPS's rights of purchase arising out of the Bye-Laws of Overseas, all as described more fully herein under "Rights of UPS to Repurchase UPS and Overseas Shares Sold in the Offering" in this section of the Prospectus.

HOW TO CALCULATE THE PRICE OF OVERSEAS CAPITAL STOCK.

     The price of each share of Overseas Capital Stock equals the Current Price of a share of Overseas Capital Stock at the time UPS accepts a subscription. See "Acceptance of Subscriptions by UPS." The subscription price will change from time to time, to reflect changes in the Current Price of Overseas Capital Stock. The total subscription price will equal the product of the Current Price of a share of Overseas Capital Stock multiplied by the number of shares.

     For a description of the Current Price of a share of Overseas Capital Stock see "How to Calculate the Unit Price."

ACCEPTANCE OF SUBSCRIPTIONS BY UPS.

     No subscription for the purchase of units or shares of Overseas Common Stock will become binding upon UPS until it has been accepted by UPS. UPS reserves the right, at its sole discretion, to accept or reject any subscription in its entirety. Additionally, UPS reserves the right, at its sole discretion, to reject for any Quarterly Purchase Period, any quarterly subscription to units by not deducting the aggregate Unit Price of the units subscribed to for that Quarterly Purchase Period from salary payments made during such period. UPS also reserves the right to reject any quarterly subscription to units after deducting any portion of the aggregate Unit Price from an employee's salary payments by returning the amount so deducted, without interest, to the employee. The rejection of a subscription for one or more Quarterly Purchase Periods shall not affect the ability or right of UPS to accept or reject such employee's quarterly subscription for any subsequent Quarterly Purchase Period. In all cases, the Unit Price will be the sum of the Current Price of a share of UPS Common Stock and one-fourth of the Current Price of a share of Overseas Capital Stock at the time of acceptance.

     UPS's acceptance of a cash subscription will take place at the mailing to the subscriber of a notice of acceptance, confirming UPS's acceptance of the subscription, and showing the number and Current Prices of the UPS and Overseas shares sold to the subscriber ("Notice of Acceptance"). In the case of Payroll Deduction Plan subscriptions, UPS's acceptance of a subscription will occur only upon the recording of the purchase of the shares on its books, which will occur, if at all, on the applicable Purchase Date. In the case of the shares of Overseas Capital Stock, UPS's acceptance will occur promptly after the close of the Subscription Period of an Option Exercise Year. The purchaser will be advised of the acceptance of his or her subscription by an account statement or receipt from Fidelity, as Trustee under the Stock Trust and as Custodian for shares of Overseas Capital Stock, indicating the number of shares of UPS Common Stock and Overseas Capital Stock newly allocated to his or her account. The account statement or receipt will be mailed to the purchaser as soon as practicable after the Purchase Date.

     UPS will not accept a subscription for the purchase of units or Overseas Capital Stock submitted on a cash subscription agreement until the subscriber's check or money order has been collected. If any check or money order submitted as payment cannot be collected, UPS may, in its discretion, return the subscription documents or request the subscriber to forward cash or wire funds in the amount of his or her payment. UPS will not accept a subscription for the purchase of units under the Payroll Deduction Plan submitted on a Subscription Agreement and Payroll Deduction Authorization until the amount deducted from monthly or semi-monthly salary payments or the one-half month salary payment, as the case may be, plus the amount which will be deducted from the remaining salary payments in such Quarterly Purchase Period and which is being advanced to the subscriber by UPS, shall have been applied to the purchase of units and any Additional Overseas Share. Amounts deducted from monthly and semi-monthly salary payments will be applied to the purchase of units and any Additional Overseas Share on the Quarterly Purchase Dates set forth above. See "How to Subscribe to Units." Amounts deducted from the one-half month salary payment will be applied to the purchase of units and any Additional Overseas Share on the December 15 Purchase Date.

     Notwithstanding the deduction of any amount from salary payments in respect of a subscription to units, a subscriber will not be the beneficial owner of any UPS Common Stock or Overseas Capital Stock offered hereby, and will have no rights with respect to any such shares, until the subscription for such shares has been accepted.

NORMAL PROCESSING AND ACCEPTANCE OF SUBSCRIPTIONS.

     In the case of units, the process of reviewing cash purchase subscriptions to determine acceptability and mailing Notices of Acceptance as provided herein, may normally require up to 15 days after UPS receives the subscription. Eligible employees whose cash purchase subscriptions for units are received less than 15 days prior to a change in the Current Price of UPS Common Stock or Overseas Capital Stock may incur an increase in the Unit Price or in the Current Price of the Overseas Capital Stock to which they subscribe. Similarly, cash purchase subscriptions for units received within 15 days prior to the record date of a dividend on UPS or Overseas shares may not be processed in time to enable the subscriber to receive the dividend. For a description of the effect of a change in Current Price or a declaration of dividends prior to the acceptance of cash subscriptions for Overseas Capital Stock, see "Effects of Changes in Current Prices or Dividends on Unaccepted Subscriptions."

     The process of reviewing Payroll Deduction Plan subscriptions to determine acceptability and arranging the deduction of the Unit Price and any adjustments described herein from salary payments normally requires up to 30 days. A Subscription Agreement and Payroll Deduction Authorization providing for the quarterly subscription to units will, if otherwise acceptable, be effected beginning in the month following its receipt by UPS. Quarterly subscriptions which first become effective after the first month of a Quarterly Purchase Period will be effected during such initial period for that number of whole units determined by multiplying the number of units subscribed to for a full Quarterly Purchase Period by a fraction the numerator of which is the number of months of participation in such initial Quarterly Purchase Period and the denominator of which is three. Payroll Deduction Plan subscriptions to units to be paid for by deductions from the one-half month salary payment, if otherwise acceptable, will be effected only if received by UPS on or before November 15.

DELAYED ACCEPTANCE OF SUBSCRIPTIONS.

     From time to time, delays in the ability of UPS to accept subscriptions within the normal processing period may arise from either (i) the concurrent receipt of unexpectedly large numbers of subscriptions or (ii) occasional circumstances under which UPS may not have sufficient numbers of UPS and Overseas shares immediately available to fill subscriptions after taking into account UPS's corporate needs for shares such as for awards under the Incentive Plan and the fulfillment of UPS's obligations under the Stock Option Plans. In the unlikely event that UPS determines, in its sole discretion, that there are not a sufficient number of shares of UPS Common Stock and/or Overseas Capital Stock available to satisfy all subscriptions for units or shares of Overseas Capital Stock which UPS has accepted or which it anticipates accepting in any period, UPS will allocate the number of shares available for sale in this Offering in a manner which it, in its sole discretion, determines to be fair and equitable. The allocation determined upon by UPS shall be final and binding upon all subscribers.

     Delays may also arise from circumstances relating to the acceptability of an individual subscription. If a cash subscription is subsequently rejected or withdrawn, the subscription price will be returned to the subscriber without interest. If a Payroll Deduction Plan subscription is ultimately rejected, the amount of the subscription price actually deducted will be returned, without interest, to the subscriber. If a Payroll Deduction Plan subscription is withdrawn by the subscriber, any amount actually deducted from the subscriber's salary payments will be applied to the purchase of units on the applicable Purchase Date unless the subscriber timely requests the return of such amounts in writing. In such event, the subscriber will not be entitled to any interest payments on the amount deducted or returned. If the subscription is ultimately accepted, the UPS and Overseas shares will be delivered to Fidelity as Trustee under the Stock Trust and as Custodian for Overseas shares, as described herein, but no interest will be paid on the subscription payment.

EFFECTS OF CHANGES IN CURRENT PRICES OR DIVIDENDS ON UNACCEPTED SUBSCRIPTIONS.

     Units. Units will be sold at the Unit Price in effect when the subscription is accepted by UPS. Subscribers who remitted payment with their Cash Subscription Agreement and whose subscriptions have not been accepted by UPS at the time of an increase in the Current Price of either UPS Common Stock or Overseas Capital Stock will be notified of the increase, and the individual subscriber may then choose either (i) to withdraw his or her subscription, (ii) to pay UPS the additional amount needed to pay the higher Unit Price of the units and of any additional fractional Overseas shares to which he or she subscribed or (iii) to reduce to not less than 20 the number of units subject to the subscription. If the Current Price of the UPS or Overseas shares in a unit decreases at any such time, UPS will give notice to subscribers of this fact and afford them the opportunity to withdraw their subscription or either to seek a refund of the amounts not needed to pay the Unit Price or to increase the number of units which the subscriber desires to purchase.

     Generally, deductions authorized by Subscription Agreement and Payroll Deduction Authorizations will be appropriately adjusted to reflect changes in the Current Prices of shares of UPS Common Stock and Overseas Capital Stock so that the total amount of such deductions to be made in a Quarterly Purchase Period will be equal to the full Unit Price of all units and any Additional Overseas Share to be purchased for an eligible employee's account as of any Quarterly Purchase Date.

     The Quarterly Purchase Dates have been set with the expectation that they will occur in the same month as, and prior to, the quarterly meeting of UPS's Board of Directors at which a change in price of UPS

Common Stock is considered by the Board. Therefore, it is anticipated that the Current Price for all shares of UPS Common Stock included in units to which an eligible employee has subscribed with respect to any Quarterly Purchase Period will be the Current Price as of the first day of such period. The Current Price of a share of Overseas Capital Stock generally changes only in early January of each year when Overseas announces the audited book value per share as determined as of December 31 of the preceding year. Therefore, it is anticipated that an adjustment in the amount of deductions within a Quarterly Purchase Period to reflect a change in Current Prices will only occur in the December through February Quarterly Purchase Period to reflect the change, if any, in the Current Price of a share of Overseas Capital Stock. Because any increase or decrease in the Current Price of a share of Overseas Capital Stock is likely to occur before the February 15 Quarterly Purchase Date, the Price of all units to which an eligible employee has subscribed in the December through February Quarterly Purchase Period, including units for which salary deductions were made prior to the change, will be affected by the change in the Current Price of Overseas Capital Stock. Accordingly, the total price of units subscribed to in such Quarterly Purchase Period will be adjusted by the amount of the change in the Current Price of an Overseas share multiplied by the number of whole shares of Overseas Capital Stock included in the units subscribed to, including, where appropriate, any Additional Overseas Share; the amount of salary deductions to be made from each of the remaining salary payments during such Quarterly Purchase Period will be adjusted to reflect the change in the Current Price of a share of Overseas Capital Stock and the fact that the amount of the deduction made in December was based on the former Current Price of a share of Overseas Capital Stock; and deductions in subsequent months will be adjusted to reflect the new Current Price.

     In the event that a change in the Current Price of a share of UPS Common Stock or Overseas Capital Stock occurs between the first day of a Quarterly Purchase Period and the related Quarterly Purchase Date, other than as described above, similar adjustments will be made, including adjustments relating to the cost of any Additional Overseas Share. If for any reason it is not possible to increase deductions to reflect an increase in the Current Prices of UPS shares and Overseas shares and therefore the Unit Price of subscribed-for units cannot be deducted from the employee's salary during a Quarterly Purchase Period, UPS will apply the amount scheduled to be deducted from salary payments during such Quarterly Purchase Period to the purchase of the maximum number of units which such amount will purchase as of the Quarterly Purchase Date. The excess of the amount deducted over the Unit Price of the units purchased will be applied to reduce the amount of the deductions to be made from such employee's subsequent salary payments. If, as a result of the timing of any decrease in such Current Prices, deductions exceed the Unit Price of subscribed-for units, the excess will likewise be applied to reduce the amount of the deductions to be made from such employee's subsequent salary payments.

     Subscribers will not be entitled to receive, and no adjustment will be made on account of any cash or stock dividend made payable to shareowners of record on a date preceding acceptance of subscriptions (including where subscriptions are accepted on a Purchase Date). In the event of a distribution characterized by the Board of Directors of UPS or Overseas, as the case may be, as a stock split prior to acceptance of subscriptions which have been received, the number of shares subject to the subscription will be adjusted proportionately.

     Overseas Capital Stock. Overseas Capital Stock will be sold at the Current Price in effect when the subscription is accepted by UPS. Subscribers who remitted payment with their Overseas Subscription Agreement and whose subscriptions have not been accepted by UPS at the time of an increase in the Current Price of the Overseas Capital Stock will be notified of the increase, and the individual subscriber may then choose either: (i) to withdraw his or her subscription, (ii) to pay UPS the additional amount needed to pay the higher subscription price or (iii) to reduce his or her subscription.

     Subscribers will not be entitled to receive, and no adjustments will be made on account of any cash or stock dividend made payable to shareowners of record on a date preceding acceptance of subscriptions. In the event of a distribution characterized by the Board of Directors of Overseas as a stock split prior to acceptance of subscriptions which have been received, the number of shares subject to the subscription will be adjusted proportionately.

REJECTION OF SUBSCRIPTIONS.

     UPS must retain the exclusive right to accept or reject any subscription until the subscription has been accepted. Since the primary purpose of the Offering is to enhance the ownership relationship of managers and supervisors with UPS, events such as changes in a subscriber's employment status with the Company or the personal financial circumstances of the subscriber or conditions or activities which suggest that the subscriber is seeking to purchase shares with a view to short-term speculation rather than investment may result in rejection. Similarly, changes in applicable federal or local law or regulation which make it impracticable to continue the Offering generally or in particular areas may require the rejection of subscriptions or suspension of solicitations. These examples are intended to illustrate reasons why UPS must reserve the right to reject any subscription or group of subscriptions and are not intended to limit the discretion of UPS to reject any subscription. In addition, UPS expects that it will reject subscriptions which fail to comply with the terms of the Offering as described in this Prospectus and in the applicable subscription agreement, although it may alternatively, from time to time, provide a subscriber with the opportunity to conform to the subscription agreement before doing so. Upon the rejection of subscriptions, UPS will refund to the subscriber, without interest, any monies paid by, or deducted from the salary of, such subscriber on account of his or her subscription.

     UPS additionally reserves the right to reject any Payroll Deduction Plan subscription in whole or in part. UPS in its sole discretion may also reject for one or more Quarterly Purchase Periods, any quarterly subscription to units by not deducting the Unit Price of units subscribed to for that Quarterly Purchase Period from salary payments. UPS may also reject any quarterly subscription to units after deducting the Unit Price from a subscriber's salary payments by returning the amount so deducted, without interest, to the subscriber.

WITHDRAWAL OF PAYROLL DEDUCTION PLAN SUBSCRIPTIONS; CHANGE IN THE NUMBER OF UNITS SUBSCRIBED TO.

     An eligible employee who has submitted a Subscription Agreement and Payroll Deduction Authorization and subscribed to units to be paid for by means of deductions from salary payments may withdraw such subscription at any time. In the case of quarterly subscriptions, a written notice of withdrawal will be effective to prevent future deductions from monthly or semi-monthly salary payments commencing with salary payments to be received in the month following receipt of the notice by UPS. A written notice of withdrawal will be effective to prevent a deduction from the one-half month salary payment only if it is received before November 15. By virtue of a subscriber's agreeing to participate in the Payroll Deduction Plan and to have UPS process the salary deductions without charging the subscriber the cost of the related administrative expenses, a subscriber will be deemed to have agreed that he or she is entitled to withdraw such subscription and receive a refund of any amount previously deducted from his or her salary payments in respect of such subscription only if a written request is received before the first day of the month in which the next Quarterly Purchase Date occurs in the case of quarterly subscriptions, or November 15 in the case of subscriptions payable from the one-half month salary payment. If any such request is not timely received, the subscriber will purchase the maximum number of units, including any Additional Overseas Share which may be purchased with the amount deducted, and the amount scheduled to be deducted, from his or her monthly or semi-monthly salary payments during such Quarterly Purchase Period in the case of quarterly subscriptions, or the amount scheduled to be deducted from such subscriber's one-half month salary payment in the case of subscriptions payable from the one-half month salary payment. No fractional units or fractional shares of Overseas Capital Stock will be sold. Any excess amount deducted will be returned to the subscriber, without interest.

     Subscribers may increase or decrease the number of units to which they wish to subscribe in each Quarterly Purchase Period by submitting a new Subscription Agreement and Payroll Deduction Authorization. The adjusted subscription and salary deductions will become effective in the month following receipt of the form by UPS. A subscriber who wishes to adjust the number of units to which he or she has subscribed from his or her one-half month salary payment may do so by submitting a new Subscription Agreement and Payroll Deduction Authorization which UPS must receive by November 15.

DELIVERY OF THE UPS AND OVERSEAS SHARES FOR THE ACCOUNT OF PURCHASERS UPON ACCEPTANCE.

     As soon as practicable after UPS has accepted a subscription, UPS will deliver (i) to the Trustee of the Stock Trust, for the benefit of the subscriber, the UPS shares subscribed to by the purchaser and (ii) to the Custodian of the Overseas shares, for the benefit of the subscriber, the Overseas shares subscribed to by the purchaser. Receipts for the UPS shares will be sent to subscribers by Fidelity as Trustee under the Stock Trust, and acknowledgements for the Overseas shares will be sent to subscribers by Fidelity as Custodian for the Overseas shares.

     The Overseas shares will be deposited with Fidelity as Custodian for each subscriber. Fidelity will register the shares in its name and will sell or otherwise dispose of the shares upon the subscriber's instruction and in conformity with the restrictions contained in the subscription agreements. Any cash dividends and other distributions which may be paid on the Overseas shares will be promptly remitted by Fidelity, as Custodian, to the shareowner.

     Owners of Overseas shares held by Fidelity receive periodic statements of the number of shares of Overseas Capital Stock held for their account and of dividends paid on those shares. Notice of any regular or special meeting of shareowners of Overseas are forwarded to shareowners by Fidelity, which votes the shares as directed by the shareowner or, on request, furnishes the shareowner with its proxy thus permitting the shareowner to vote the shares of Overseas stock held for him or her at the meeting.

     Until instructions are received by Fidelity requesting that the certificates for Overseas shares be delivered to a purchaser, Fidelity will continue to hold such shares, as Custodian for the purchaser.

RIGHTS OF UPS TO REPURCHASE UPS AND OVERSEAS SHARES SOLD IN THE OFFERING.

     The UPS Certificate of Incorporation provides UPS with the right to purchase all or a portion of the shares of UPS Common Stock which a shareowner seeks to sell or otherwise attempts to transfer for value to a third person at the same price and upon the same terms as the shares are proposed to be sold to the third person. See "DESCRIPTION OF UPS COMMON STOCK -- The UPS Right of Preferential Purchase." In addition, all the UPS shares will be subject to UPS's purchase rights under the Stock Trust. Under the Trust Agreement governing the Stock Trust, UPS has certain rights to purchase shares subject to the Stock Trust at their fair value (as defined in the Trust Agreement) over a period of time following a trust participant's death, retirement or other termination of employment with UPS and when a trust participant seeks to withdraw shares held for his or her benefit under the Stock Trust. For a more complete discussion of the Stock Trust, the UPS rights of repurchase and the restrictions on transferability of shares subject to the Stock Trust, see "UPS MANAGERS STOCK TRUST" herein.

     Overseas' Bye-Laws provide UPS with the right to purchase all or a portion of the shares of Overseas Capital Stock upon a proposed sale or other attempted transfer for value of those shares, at a price equal to the lesser of the defined book value of the shares proposed to be sold or the proposed sale price. See "DESCRIPTION OF OVERSEAS CAPITAL STOCK -- UPS' Right of First Refusal." In addition, subscribers, in the Subscription Agreement, will be required to afford UPS the right to purchase the Overseas shares subscribed for following the purchaser's retirement, death or other termination of employment with UPS. UPS may exercise this right to purchase all or a portion of the Overseas shares of a former employee at any time within a period of three years following such retirement, death or other termination (if the shareowner then owns less than 500 shares of Overseas Capital Stock) or in cumulative annual installments of up to 10% of such shares during a period of thirteen years following such termination (if the shareowner then owns 500 or more such shares). The purchase price is the per share book value of Overseas Capital Stock as determined from Overseas' audited balance sheet and reported in its most recently published Annual Report to Shareowners preceding the date of purchase or otherwise generally made available as of the date of such purchase to shareowners. A legend describing this right of purchase may be placed on the certificates representing the Overseas shares. Any transferee of Overseas shares will hold those shares subject to this right of purchase by UPS.

CHANGE IN THE OFFERING; INTERPRETATION.

     UPS reserves the right, in its sole discretion, to change any term or condition of, or terminate in its entirety, this Offering at any time, or from time to time. The interpretation of the terms and conditions of this Offering shall be in the sole discretion of the Board of Directors of UPS, or any committee of the Board of Directors to which the Board of Directors has delegated such responsibility, and any such interpretation which may be made by the Board of Directors or any such committee from time to time is final and binding upon all offerees and subscribers in this Offering.

     If, at any time or from time to time, there shall occur a change in the nature of a share of UPS Common Stock or Overseas Capital Stock as a result of a combination or reclassification of such shares, a subdivision of such shares characterized by the Board of Directors of UPS or Overseas, as the case may be, as a stock split or stock dividend, or other similar event, then, unless the Board of Directors of UPS shall otherwise expressly determine, the number or type of shares of UPS Common Stock or Overseas Capital Stock comprising a unit shall automatically be changed and adjusted to reflect such combination, reclassification, subdivision or other event.

                        DESCRIPTION OF UPS COMMON STOCK

     UPS is authorized to issue 900,000,000 shares of common stock, par value $.10 per share ("Common Stock"), of which 580,000,000 are issued and outstanding (including those shares held by UPS for distribution in connection with its stock plans) on the date hereof. UPS is also authorized to issue 200,000,000 shares of preferred stock, without par value. At present, no shares of preferred stock have been designated or are outstanding.

     Each share of UPS Common Stock is entitled to one vote in the election of directors and other matters, except that, generally, any shareowner or shareowners acting as a group (other than the Trust or any employee benefit plan of UPS) who beneficially own more than 10 percent of the voting stock are entitled to only one-hundredth of a vote with respect to each vote in excess of 10 percent of the voting power of the then outstanding voting stock. Holders have no preemptive or other right to subscribe to additional shares. In the event of liquidation or dissolution, they are entitled to share ratably in the assets available after payment of all obligations. The shares sold pursuant to this Offering are fully paid and nonassessable. The shares are not redeemable by UPS except through UPS's exercise of the preferential right of purchase mentioned below and, in the case of stock subject to the Stock Trust, UPS's right of purchase in the circumstances described in "UPS MANAGERS STOCK TRUST" herein.

THE UPS RIGHT OF PREFERENTIAL PURCHASE.

     The UPS Certificate of Incorporation provides that no outstanding shares of UPS capital stock entitled to vote generally in the election of directors may be transferred, except by bona fide gift or inheritance, unless the shares shall have been first offered, by written notice, for sale to UPS at the same price and on the same terms upon which they are to be offered to the proposed transferee. UPS has the option, within thirty days after receipt of the notice, to acquire all or a portion of the shares upon the terms offered. If UPS fails to exercise or waives the option, the shareowner may, within a period of twenty days thereafter, sell to any other person all, but not part, of the shares which were previously offered to UPS, for the price and on the terms described in the offer. All transferees of shares hold their shares subject to the same restriction. Shares previously offered but not transferred within the twenty-day period remain subject to the initial restrictions. Shares may be pledged or otherwise used as collateral security, but no transfer may be made upon a foreclosure of the pledge unless the shares shall have first been offered to UPS in the manner described above.

     In addition, any shareowner who is an "affiliate" of UPS, as that term is defined in Rule 144 under the Securities Act of 1933, could effect a public resale of such participant's shares to a purchaser other than UPS only under the applicable provisions of that rule or upon delivery of an effective prospectus applicable to such a resale.

                            UPS MANAGERS STOCK TRUST

     The Stock Trust is a method by which the individuals who manage and supervise the affairs of UPS are provided with means of participating in the stock ownership of UPS during their years of active service and by which their stock is made available for those who will succeed them in the management of UPS.

     All shares in the Stock Trust are held by Fidelity, as Trustee, for the benefit of the individual managers or supervisors and members of their immediate families who agree to be subject to the Stock Trust, subject to certain rights of repurchase which the Trust Agreement gives up to UPS.

     Participants in the Stock Trust are entitled to receive all dividends on their shares of UPS Common Stock, except that stock dividends are added to the shares held by the Trustee for the benefit of the individual participants. Participants are also furnished with annual reports, proxy statements and other communications of UPS to its shareowners. A participant may vote his or her shares by directing the Trustee how to vote, or if a participant chooses to vote personally, by directing the Trustee to deliver a proxy to him or her.

     Any participant may request withdrawal of all or some of the shares held for his or her benefit under the Stock Trust at any time, or from time to time. UPS becomes entitled to purchase the shares at their fair value, as defined, within 60 days of receipt of the written request. The Stock Trust defines "fair value" as the fair value of the shares at the time of sale, or if there is a difference of opinion as to the value, "fair value" is considered the average price per share of all shares of UPS Common Stock sold during the 12 months preceding the sale involved.

     For many years, UPS has purchased all shares which employees have asked to have withdrawn from the Stock Trust at the price at which it was then expressing its willingness to purchase its own shares.

     There is no assurance that UPS will at all times need or be able to purchase shares which participants wish to sell. If UPS does not purchase the shares that participants ask to withdraw, they would then be entitled to receive them, free and clear of the Stock Trust, after expiration of the 60 days and would be free to sell them subject to a continuing preferential purchase right which UPS has with respect to all of its stock. See "DESCRIPTION OF UPS COMMON STOCK -- The UPS Right of Preferential Purchase." There is no charge to participants upon withdrawal of shares from the Stock Trust.

     The Stock Trust provides that participants may, with the consent of UPS, temporarily withdraw shares from the Trust to pledge them as security for loans by executing with UPS a consent setting forth the terms and conditions of withdrawal and delivering it to the Trustee. The Stock Trust also provides that an attempted assignment or levy upon shares shall be treated as a request to withdraw the shares from the Stock Trust.

     The Trust Agreement gives UPS the right to purchase the participant's shares at their fair value, as defined, following the participant's death, retirement or termination of employment. However, if at least 500 shares are held for the participant's benefit under the Stock Trust, the period in which UPS is permitted to purchase the shares is deferred, thus enabling the participant and the participant's heirs to retain portions of the UPS stock for a period of 10 years or more following the termination of active employment. Under the Stock Trust, UPS may only purchase a cumulative annual maximum of 10% of the 500 or more shares held for the benefit of a participant, unless the participant requests withdrawal of shares from the Stock Trust, whereupon UPS can purchase them within 60 days of the request. If UPS fails to purchase any shares held under the Stock Trust within 13 years after the cessation of the participant's active employment, the participant has the right to withdraw them, free and clear of the Stock Trust but subject to the preferential purchase right of UPS referred to above. In addition, under trust agreements in use until 1967, which have not subsequently been modified, UPS has the right in certain cases to purchase stock held by a participant at any time within three years after the participant ceases to be an active employee, even though 500 or more shares are held for the participant's benefit.

     If less than 500 shares are held for the benefit of a participant when active employment ceases, UPS may purchase all of the participant's shares at any time within the three following years, subject to the participant's right to request withdrawal and the right of UPS to purchase the shares within the next 60 days.

     The Stock Trust may be terminated by the vote of a majority of the shares subject to the Stock Trust, or if the Trustee should resign, by failure of a majority of participants to designate a successor trustee. Upon termination, the shares would be delivered to UPS and held by UPS for the benefit of the individual participants, subject to the same rights of purchase as UPS now has under the Stock Trust.

                     DESCRIPTION OF OVERSEAS CAPITAL STOCK


     Overseas is authorized to issue 900,000,000 shares of Capital Stock, $.10 par value per share, of which 139,000,000 were issued and outstanding on the date hereof. It is also authorized to issue 200,000,000 shares of Preference Stock, par value $.10 per share. At present no such shares have been issued or are outstanding nor are there any plans to issue any such shares.


     Each share of Overseas Capital Stock is entitled to one vote in the election of directors and other matters except that any "Substantial Shareholder," as defined in Overseas' Bye-Laws, is entitled to only one-hundredth of a vote with respect to each vote which is in excess of 10 percent of Overseas' outstanding voting stock (as hereinafter defined). The term Substantial Shareholder is defined to mean any shareholder, other than UPS or any employee benefit plan of Overseas or UPS, who is the beneficial owner of more than

10 percent of the voting power of the outstanding shares of Overseas entitled to vote generally in the election of directors ("Voting Stock"). There are no limitations imposed by foreign law, or by Overseas' Memorandum of Association and Bye-Laws, or by any agreement or other instrument to which Overseas is a party or to which it is subject, on the right of shareowners, solely by reason of their citizenship or domicile, to vote Overseas Capital Stock. Upon liquidation, Overseas' shareowners are entitled to share on a pro rata basis in the assets of Overseas legally available for distribution to shareowners.

     Fidelity is the transfer agent and registrar for Overseas Capital Stock. Its address is 765 Broad Street, Newark, New Jersey 07101.

UPS' RIGHT OF FIRST REFUSAL.

     Overseas' Bye-Laws provide that no outstanding shares of Overseas Voting Stock, including shares of Overseas Capital Stock, may be transferred, except by bona fide gift or inheritance, unless such shares shall have first been offered, by written notice, for sale to UPS at the lower of their book value or the price at which they are to be offered to the proposed transferee and on the same terms upon which they are to be offered to the proposed transferee. Notices of proposed transfers must be sent to the Treasurer of UPS, must set forth the number of shares proposed to be sold, the proposed price per share, the name and address of the proposed transferee, the terms of the proposed sale and must contain a statement by the proposed transferee that the information contained in the notice is true and correct. UPS has the option, within 30 days after receipt of the notice, to purchase all or a portion of such shares. If UPS fails to exercise or waives the option, the shareowner may, within a period of 20 days thereafter, sell to the proposed transferee all, but not part, of the shares which were previously offered to UPS and not purchased by it pursuant to its option, for the price and on the terms described in the notice. All transferees of shares hold their shares subject to the same restrictions. Shares previously offered to UPS but not transferred within the 20 day period remain subject to the initial restrictions. Shares of Overseas Voting Stock may be pledged but they may not be transferred upon foreclosure unless they have first been offered to UPS in the manner described above.

     In addition, any shareowner who is an "affiliate" of Overseas, as that term is defined in Rule 144 under the Securities Act of 1933, could effect a public resale of each participant's shares to a purchaser other than Overseas only under the applicable provision of that rule or upon delivery of an effective prospectus applicable to such a resale.

UPS' RIGHT TO PURCHASE SHARES DISTRIBUTED AS INCENTIVE AWARDS AND SHARES SUBSCRIBED TO IN THIS OFFERING.

     UPS also has the right under Overseas' Bye-Laws to purchase shares of Overseas Capital Stock, distributed as incentive awards (including awards under the Incentive Plan) to employees of UPS and its subsidiaries following the recipient's retirement, death or other termination of employment. UPS may exercise this right to purchase all or a portion of such shares of a former employee at any time within a period of three years following such termination (if the shareowner owns less than 500 shares of UPS Capital Stock) or thirteen years (if the shareowner owns 500 or more of such shares). The purchase price will be the Current Price of the shares purchased at the time of purchase. Any transferee of shares of such Overseas Capital Stock owned by recipients of the incentive awards of Overseas shares will hold the same, including any Overseas shares transferred, subject to this right of purchase by UPS.

     Additionally, under Overseas' Bye-Laws and agreements with certain Overseas shareowners, including the subscription agreements relating to this Offering, UPS has other rights to purchase Overseas Capital Stock at its book value per share under certain circumstances. The rights to purchase Overseas Capital Stock afforded UPS by subscribers in this Offering are similar, but not identical, to UPS's right to purchase Overseas shares distributed as incentive awards. See "THE OFFERING -- Rights of UPS to Repurchase UPS and Overseas Shares Sold in This Offering."

                                 EXPERTS -- UPS

     The financial statements of UPS incorporated in this Prospectus by reference from the 1993 UPS Annual Report on Form 10-K, have been audited by Deloitte & Touche, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                              EXPERTS -- OVERSEAS

     The financial statements of Overseas incorporated in this Prospectus by reference from the 1993 Overseas Annual Report on Form 10-K, have been audited by Deloitte & Touche, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                    LEGAL MATTERS CONCERNING THE UPS SHARES


     The due issuance of the UPS shares being offered has been passed upon by Messrs. Schnader, Harrison, Segal & Lewis, Philadelphia, Pennsylvania. William
H. Brown, III, a director of UPS, is a partner of Schnader, Harrison, Segal & Lewis. As of August 1, 1994, Mr. Brown owned 13,300 shares of Common Stock of UPS.


                  LEGAL MATTERS CONCERNING THE OVERSEAS SHARES

     The due issuance of the Overseas shares being distributed as described herein has been passed upon by Conyers, Dill & Pearman of Hamilton, Bermuda. Richard S.L. Pearman and John M. Sharpe, each of whom is a Director of Overseas, are members of that firm, and Nicolas G. Trollope, who is an Alternate Director of Overseas, is also a member of that firm.


                                REPURCHASE OFFER



     This Prospectus relates in part to a rescission offer that UPS is extending to shareowners who purchased shares of UPS Common Stock between November 15, 1993 and August 4, 1994 or who purchased shares of OPL Capital Stock between August 5, 1993 and August 4, 1994. See "LIMITED REPURCHASE OFFER" on pages i through iv of this Prospectus. UPS has determined that the shares subject to the Repurchase Offer may have been offered and sold without registration or an exemption from registration under the Securities Act and without qualification or registration under, or an exemption from, the Pennsylvania Act. The Repurchase Offer is open only until the close of business on September 30, 1994 to all shareowners holding "Overdistributed Shares" (as defined on page i of this Prospectus).


                       NOTICE TO RESIDENTS OF CALIFORNIA


     The Repurchase Offer is open to California residents who purchased Overdistributed Shares while residing in another state and currently reside in California, but the Repurchase Offer is not being extended to California residents who were California residents and who purchased from other shareowners shares of UPS Common Stock and OPL Capital Stock during the period from November 15, 1993 to August 4, 1994 and from August 5, 1993 to August 4, 1994, respectively.



     The offering of securities pursuant to this Prospectus is not being extended to California residents. However, UPS is willing to consider the waiver of its rights of first refusal relating to shares of UPS Common Stock and Overseas Capital Stock to enable managers and supervisors who are residents of California and who seek to purchase shares of UPS Common Stock and Overseas Capital Stock from shareowners who wish to sell such shares. Interested employees should contact their district manager.


                         NOTICE TO RESIDENTS OF INDIANA

     The purchase of shares of Overseas Capital Stock may not be effected by means of salary deductions in Indiana. Therefore, residents of Indiana who wish to subscribe to units and to participate in the Payroll Deduction Plan must tender to UPS, by means of a bank cashier's or personal check or money order, the purchase price of the shares of Overseas Capital Stock subscribed to by the first day of the month in which a Quarterly Purchase Date occurs, or by November 15 in the case of subscriptions to be paid for out of the one-half month salary payment. If such payment is not received in a timely fashion UPS reserves the right to reject a subscription for units in its entirety, in which case a subscriber will not be entitled to purchase any securities, or to fulfill the subscription only for shares of UPS Common Stock. Salary deductions for the purchase price of shares of UPS Common Stock will be effected in the manner provided for deduction of the Unit Price.

     If an eligible employee resident in Indiana subscribes to a number of units in any Quarterly Purchase Period or from the one-half month salary payment which is not evenly divisible by four, resulting in a subscription for a fractional number of shares of Overseas Capital Stock, then the number of Overseas shares to which such employee shall have subscribed shall include with respect to each such Purchase Date, and such employee shall tender payment for, such additional fractional shares of Overseas Capital Stock necessary to increase the number of Overseas shares included in such units to the next greater whole number.

- ---------------------------------------------------------
- ---------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE DISTRIBUTION OF SHARES OF THE COMMON STOCK OF UPS AND THE CAPITAL STOCK OF OVERSEAS DESCRIBED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UPS OR OVERSEAS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF UNITS OR OVERSEAS CAPITAL STOCK SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPS OR OVERSEAS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO THE FOREGOING SHARES, OR ANY OTHER SECURITIES, OR AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE OR JURISDICTION INTO WHICH NEITHER UPS NOR OVERSEAS IS QUALIFIED TO FORWARD SUCH SHARES OR AN OFFER OR SOLICITATION WITH RESPECT THERETO TO ANY PERSON TO WHOM IT IS UNLAWFUL TO FORWARD THE SHARES IN SUCH STATE OR JURISDICTION.
                             ---------------------
                               TABLE OF CONTENTS


                                                       PAGE
                                                       ----
Limited Repurchase Offer.............................     i
Purpose of the Repurchase Offer......................    ii
Procedures for Accepting the Repurchase Offer........   iii
Payment of Repurchase Price..........................   iii
Federal Income Tax Consequences of the
  Repurchase Offer...................................    iv
Available Information................................     3
Incorporation of Certain UPS and Overseas Documents
  by Reference.......................................     3
The Companies........................................     4
  UPS................................................     4
  Overseas...........................................     4
Periodic Reports.....................................     5
Potential Conflict of Interest.......................     5
The Offering.........................................     5
  Reasons for the Offering...........................     5
  Term of the Offering...............................     6
  Proceeds from Sales by UPS.........................     6
  Eligibility to Subscribe to Units..................     6
  How to Subscribe to Units..........................     6
  Provisions of the Subscription Agreements for
    Units............................................     9
  How to Calculate the Unit Price....................    10
  Eligibility to Subscribe to Shares of Overseas
    Capital Stock....................................    10
  How to Subscribe to Shares of Overseas Capital
    Stock............................................    11
  Provisions of the Overseas Subscription
    Agreement........................................    11
  How to Calculate the Price of the Overseas Capital
    Stock............................................    11
  Acceptance of Subscriptions by UPS.................    11
  Normal Processing and Acceptance of
    Subscriptions....................................    12
  Delayed Acceptance of Subscriptions................    13
  Effects of Changes in Current Prices or Dividends
    on Unaccepted Subscriptions......................    13
  Rejection of Subscriptions.........................    15
  Withdrawal of Payroll Deduction Plan Subscriptions;
    Change in the Number of Units Subscribed To......    15
  Delivery of the UPS and Overseas Shares for the
    Account of Purchasers upon Acceptance............    16
  Rights of UPS to Repurchase UPS and Overseas Shares
    Sold in the Offering.............................    16
  Change in the Offering; Interpretation.............    17
Description of UPS Common Stock......................    18
  The UPS Right of Preferential Purchase.............    18
UPS Managers Stock Trust.............................    18
Description of Overseas Capital Stock................    19
  UPS's Right of First Refusal.......................    20
  UPS's Right to Purchase Shares Distributed as
    Incentive Awards and Shares Subscribed to in This
    Offering.........................................    20
Experts -- UPS.......................................    21
Experts -- Overseas..................................    21
Legal Matters Concerning the UPS Shares..............    21
Legal Matters Concerning the Overseas Shares.........    21
Repurchase Offer.....................................    21
Notice to Residents of California....................    21
Notice to Residents of Indiana.......................    21


- ---------------------------------------------------------
- ---------------------------------------------------------

- ---------------------------------------------------------
- ---------------------------------------------------------

                                     [LOGO]

                                   SHARES OF

                             UNITED PARCEL SERVICE
                                OF AMERICA, INC.

                                  COMMON STOCK

                                      AND

                                   SHARES OF

                               OVERSEAS PARTNERS
                                      LTD.

                                 CAPITAL STOCK

                     UNITED PARCEL SERVICE OF AMERICA, INC.

                                AUGUST 15, 1994


                             OVERSEAS PARTNERS LTD.

                                AUGUST 15, 1994

- ---------------------------------------------------------
- ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration Fee................................................................  $151,725.20
Transfer Agent's and Custodian's Fees and Expenses..............................  $     3,200
Accounting......................................................................  $     3,000
Printing........................................................................  $    15,000
Legal...........................................................................  $    10,000
Miscellaneous...................................................................  $     1,000
                                                                                  -----------
                                                                                  $183,925.20
                                                                                   ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgements, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action and the Delaware Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Certificate of Incorporation of UPS provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of UPS (or is or was serving at the request of UPS as director, officer, employee or agent of another entity), shall be indemnified and held harmless by UPS to the fullest extent authorized by the Delaware General Corporation Law, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against UPS to recover the amount of an unpaid claim, UPS is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of UPS. The Certificate further provides that an officer or director may (thirty days after a written claim has been received by UPS) bring suit against UPS to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that claimant has not met the applicable standards of conduct which make indemnification permissible under the Delaware General Corporation Law, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Certificate also provides that the rights conferred thereby, are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by UPS the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the

Delaware General Corporation Law so requires, such payment shall only be made upon delivery to UPS by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

ITEM 16.  EXHIBITS.

     The exhibits listed hereunder are filed as exhibits hereto.


NUMBER                  DESCRIPTION                              METHOD OF FILING
- -----    -----------------------------------------   -----------------------------------------
4(a)     Specimen Certificate of UPS Common Stock    Incorporated by Reference to Exhibit 3(a)
                                                       to Form 10, as filed April 29, 1970.
4(b)     UPS Managers Stock Trust                    Incorporated by Reference to Exhibit 2 to
                                                       Registration Statement No. 2-46382.
4(c)     Certificate of Incorporation, as amended    Incorporated by Reference to Exhibit
           to May 15, 1987                             4(iv) to Registration Statement No.
                                                       33-19622.
4(d)     By-laws as amended through February 21,     Incorporated by reference to Exhibit 3(b)
           1992                                        to Registrant's Annual Report on Form
                                                       10-K For the Fiscal Year Ended December
                                                       31, 1991 (File No. 0-4714).
4(e)     Subscription Agreement -- Cash Purchase     Filed previously.
4(f)     Payroll Deduction Stock Purchase Plan       Incorporated by Reference to Exhibit 4(h)
           Subscription Agreement -- General           to Post-Effective Amendment No. 2 to
                                                       Registration Statement No. 33-5582.
4(g)     Payroll Deduction Stock Purchase Plan       Incorporated by Reference to Exhibit 4(j)
           Subscription Agreement -- Indiana           to Post-Effective Amendment No. 2 to
                                                       Registration Statement No. 33-5582.
5        Updated Opinion of Schnader, Harrison,      Filed herewith.
           Segal & Lewis
23(a)    Consent of Deloitte & Touche re: United     Filed herewith.
           Parcel Service of America, Inc.
23(b)    Consent of Deloitte & Touche re: Overseas   Filed herewith.
           Partners Ltd.
23(c)    Consent of Schnader, Harrison, Segal &      Included in Exhibit 5.
           Lewis
99       Form of Letter to Participants in the       Filed herewith.
           Limited Repurchase Offer


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, United Parcel Service of America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia.

                                        UNITED PARCEL SERVICE OF AMERICA, INC.

                                                      (Registrant)


Date:  August 11, 1994

- ------------------------------          By:   /s/      KENT C. NELSON

                                           -------------------------------------
                                                      Kent C. Nelson
                                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------  -------------------------------  ----------------
             /s/  JOHN W. ALDEN                     Senior Vice President        August 11, 1994
- ---------------------------------------------           and Director
                John W. Alden

         /s/  WILLIAM H. BROWN, III                       Director               August 11, 1994
- ---------------------------------------------
            William H. Brown, III

            /s/  ROBERT J. CLANIN                  Senior Vice President,        August 11, 1994
- ---------------------------------------------              Treasurer
              Robert J. Clanin                     and Assistant Secretary
                                               (Chief Financial and Accounting
                                                           Officer)

                          *                               Director                        , 1994
- ---------------------------------------------
                 Carl Kaysen

             /s/  JOHN J. KELLEY                    Senior Vice President        August 11, 1994
- ---------------------------------------------           and Director
               John J. Kelley

             /s/  JAMES P. KELLY                  Executive Vice President       August 11, 1994
- ---------------------------------------------           and Director
               James P. Kelly

                          *                               Director                        , 1994
- ---------------------------------------------
              Gary E. MacDougal

           /s/  JOSEPH R. MODEROW                  Senior Vice President,        August 11, 1994
- ---------------------------------------------      Secretary and Director
              Joseph R. Moderow

             /s/  KENT C. NELSON                    Chairman of the Board        August 11, 1994
- ---------------------------------------------   and Director (Chief Executive
               Kent C. Nelson                              Officer)

                                                          Director                        , 1994
- ---------------------------------------------
              Victor A. Pelson

                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------  -------------------------------  ----------------
                          *                               Director                        , 1994
- ---------------------------------------------
               John W. Rogers

          /s/  CHARLES L. SCHAFFER                  Senior Vice President        August 11, 1994
- ---------------------------------------------           and Director
             Charles L. Schaffer

                                                          Director                        , 1994
- ---------------------------------------------
              Robert M. Teeter

          /s/  CALVIN E. TYLER, JR.                 Senior Vice President        August 11, 1994
- ---------------------------------------------           and Director
            Calvin E. Tyler, Jr.

                               INDEX TO EXHIBITS


NUMBER                DESCRIPTION                          METHOD OF FILING              PAGE
- -----    -------------------------------------   -------------------------------------   ----
4(a)     Specimen Certificate of UPS Common      Incorporated by Reference to Exhibit
           Stock                                   3(a) to Form 10, as filed April 29,
                                                   1970...............................
4(b)     UPS Managers Stock Trust                Incorporated by Reference to Exhibit
                                                   2 to Registration Statement No.
                                                   2-46382............................
4(c)     Certificate of Incorporation, as        Incorporated by Reference to Exhibit
           amended to May 15, 1987                 4(iv) to Registration Statement
                                                   No. 33-19622.......................
4(d)     By-laws as amended through February     Incorporated by reference to Exhibit
           21, 1992                                3(b) to Registrant's Annual Report
                                                   on Form 10-K For the Fiscal Year
                                                   Ended December 31, 1991
                                                   (File No. 0-4714)..................
4(e)     Subscription Agreement -- Cash          Filed previously.....................
           Purchase
4(f)     Payroll Deduction Stock Purchase Plan   Incorporated by Reference to Exhibit
           Subscription Agreement -- General       4(h) to Post-Effective Amendment
                                                   No. 2 to Registration Statement No.
                                                   33-5582............................
4(g)     Payroll Deduction Stock Purchase Plan   Incorporated by Reference to Exhibit
           Subscription Agreement -- Indiana       4(j) to Post-Effective Amendment
                                                   No. 2 to Registration Statement No.
                                                   33-5582............................
5        Updated Opinion of Schnader,            Filed herewith.......................
           Harrison, Segal & Lewis
23(a)    Consent of Deloitte & Touche re:        Filed herewith.......................
           United Parcel Service of America,
           Inc.
23(b)    Consent of Deloitte & Touche re:        Filed herewith.......................
           Overseas Partners Ltd.
23(c)    Consent of Schnader, Harrison, Segal    Included in Exhibit 5................
           & Lewis
99       Form and Letter to Participants in      Filed herewith.......................
           the Limited Repurchase Offer